UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 19, 2024, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that the Advanced Mobile Integrated C2 Platform, developed by Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) and integrated with the Maxus vehicles produced by SAIC Motor Corporation Limited (“SAIC Maxus”), has officially received national certification from China’s Ministry of Industry and Information Technology (“MIIT”). As the first certification of its kind, it is expected to allow JiuGe Technology to expedite the distribution of the emergency response vehicles China-wide.

“We are proud to receive this certification from the Ministry of Industry and Information Technology”, said Martin Shen, CEO of FingerMotion. “This national certification from MIIT confirms the platform’s quality, reliability, and advanced technological features, allowing us to begin assembling and rolling out the vehicles with our platform and equipment. We remain strongly committed to developing and deploying innovative, cost-effective and quick-to-deploy solutions that address the critical needs of government agencies and first responders.”

Since 2023, JiuGe Technology has been working closely with SAIC Maxus to design and develop a highly operational, advanced and cost-effective civil emergency response vehicle. Engineered to revolutionize the way emergency response is conducted in China, the vehicle is a fully self-contained and independent platform that can handle the most difficult terrains, extreme climate conditions and public communication network outages.

The SAIC Maxus pickup truck is equipped with the Advanced Mobile Integrated C2 Platform featuring a unified in-vehicle communications unit, smart PTZ (pan-tilt-zoom) cameras, a satellite communications terminal, an unmanned aerial vehicle and a dispatch system integrated with multiple networks. This will allow the transmittal of accurate, critical information to be performed in real-time, enabling effective decision-making and resource planning.

Furthermore, JiuGe Technology has participated and tested these vehicles in major national-level emergency response drills, such as the recent Jinhua National Emergency Mission 2024 and Huzhou Anji Mountain Emergency Drill. During these exercises, the vehicles showcased their exceptional ability to navigate extreme conditions, ensuring that emergency response agencies can rely on these vehicles and the platform to operate effectively in any environment.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 19, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 19, 2024	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director

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